Exhibit 99.1

Rallybio Appoints Wendy K. Chung, M.D., Ph.D., to Its Board of Directors

NEW HAVEN, Conn. August 2, 2022-- Rallybio Corporation (Nasdaq: RLYB), a clinical-stage biotechnology company committed to identifying and accelerating the development of life-transforming therapies for patients with severe and rare diseases, today announced that it has appointed Wendy K. Chung, M.D., Ph.D., to its Board of Directors.

“Wendy is a tremendous addition to our Board of Directors. Her extensive clinical experience and deep scientific expertise will be a valued asset as we continue to advance our current product portfolio as well as bring additional candidates into our pipeline. We look forward to learning from her expertise and insights,” said Martin Mackay, Ph.D., Chairman and Chief Executive Officer at Rallybio. “On behalf of our directors, I am pleased to welcome Wendy to Rallybio’s Board.”

“As a clinician, I have seen firsthand the significant unmet need for transformative therapies for patients with severe and rare diseases. I look forward to utilizing my scientific background and prior experience to contribute to the Board and the work of the Rallybio team as the Company continues to advance their current portfolio of product candidates and evaluate potential assets for their pipeline,” said Dr. Chung.

About Dr. Chung

Dr. Chung is an accomplished leader in the diagnosis and treatment of rare diseases. She is a board certified clinical and molecular geneticist with more than 20 years of experience in human genetic research. Currently, Dr. Chung is the Kennedy Family Professor of Pediatrics and Medicine at Columbia University Irving Medical Center and the Director of Precision Medicine Resource for the Irving Institute for Translational Research at Columbia University. She has authored over 600 peer reviewed papers and 75 reviews and chapters in medical texts. Dr. Chung currently serves as a member of the Board of Directors of Prime Medicine. In addition, Dr. Chung is a member of the Scientific Advisory Board for Sage Bionetworks, Taysha, Helix, and Regeneron Genetics Center. Dr. Chung holds a Bachelor of Arts in Biochemistry and Economics from Cornell University, a Doctor of Medicine from Cornell University Medical College, a Doctor of Philosophy in Genetics from The Rockefeller University.

About Rallybio

Rallybio is a clinical-stage biotechnology company committed to identifying and accelerating the development of life-transforming therapies for patients with severe and rare diseases. Since its launch in January 2018, Rallybio has built a portfolio of promising product candidates, which are now in development to address rare diseases in the areas of hematology, immuno-inflammation, maternal fetal health, and metabolic disorders. The Company’s mission is being advanced by a team of highly experienced biopharma industry leaders with extensive research, development, and rare disease expertise. Rallybio is headquartered in New Haven, Connecticut, with an additional facility at the University of Connecticut’s Technology Incubation Program in Farmington, Connecticut. For more information, please visit www.rallybio.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on currently available information. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements concerning Rallybio’s business development strategy and execution, its commercial planning, and the Company’s growth. The forward-looking statements in this press release are only predictions and are based largely on management’s current expectations and projections about future events and financial trends that management believes may affect Rallybio’s business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of known and unknown risks, uncertainties and assumptions, including, but not limited to, our ability to successfully initiate and conduct our planned clinical trials, including the FNAIT natural history study, and the Phase 1 and or 1b clinical trials for RLYB212 and RLYB116, and complete such clinical trials and obtain results on our expected timelines, or at all, whether our cash resources will be sufficient to fund our operating expenses and capital expenditure requirements and whether we will be successful raising additional capital, our ability to identify new product candidates and successfully acquire such product candidates from third parties, competition from other biotechnology and pharmaceutical companies, and those risks and uncertainties described in Rallybio’s filings with the U.S. Securities and Exchange Commission (SEC), including Rallybio’s Annual Report on Form 10-K for the period ended December 31, 2021, and subsequent filings with the SEC. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual future results, levels of activity, performance and events and circumstances could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we are not obligated to publicly update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contacts
Steven Tuch

Head of Corporate Development

415-218-0697

stuch@rallybio.com

Ami Bavishi

Head of Investor Relations and Communications

609-477-4536

abavishi@rallybio.com

Hannah Deresiewicz

Stern Investor Relations, Inc.

212-362-1200

hannah.deresiewicz@sternir.com

Media Contact
Tara DiMilia
908-369-7168
Tara.dimilia@tmstrat.com